Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of High-Trend International Group on Amendment No.1 to Form F-3 of our report dated February 27, 2025 with respect to our audits of the consolidated financial statements of High-Trend International Group as of October 31, 2024 and 2023 and for the years then ended.

We also consent to the reference of WWC, P.C., as an independent registered public accounting firm, as “Experts” in matters of accounting.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
September 25, 2025	Certified Public Accountants
PCAOB ID: 1171